UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2004

HEARTLAND BANCSHARES, INC.

(Exact name of registrant as specified in charter)

Florida	333-67107	65-0854929

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

302 U.S. Highway 27 North, Sebring, Florida	33870

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 386-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

     On November 9, 2004, Heartland Bancshares, Inc. (the “Company”) and Heartland National Bank a wholly owned subsidiary of the Company (the “Bank”) entered into separate employment agreements with James C. Clinard (its President and Chief Executive Officer) and James B. Bellflower (the Executive Vice President and Senior Lending Officer of the Bank) (copies of which are attached hereto as Exhibit 10.1 and 10.2 respectively). On January 3, 2005, the Bank entered into separate salary continuation agreements with Messrs. Clinard and Bellflower (copies of which are attached hereto as Exhibit 10.3 and 10.4 respectively). On January 4, 2005, the Bank entered into separate split dollar plan agreements with Messrs. Clinard and Bellflower (copies of which are attached hereto as Exhibit 10.5 and 10.6 respectively).

Section 9 - Financial Statements and Exhibits

Item 9.1 - Financial Statements and Exhibits

(c)	Exhibits

10.1	-	Employment Agreement dated November 9, 2004 between the Company and the Bank and James C. Clinard.

10.2	-	Employment Agreement dated November 9, 2004 between the Company and the Bank and James B. Bellflower.

10.3	-	Salary Continuation Agreement dated January 3, 2005 between the Bank and James C. Clinard.

10.4	-	Salary Continuation Agreement dated January 3, 2005 between the Bank and James B. Bellflower.

10.5	-	Split Dollar Plan Agreement dated January 4, 2005 between the Bank and James C. Clinard.

10.6	-	Split Dollar Plan Agreement dated January 4, 2005 between the Bank and James B. Bellflower.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND BANCSHARES, INC.

By:	/s/ JAMES C. CLINARD

President and Chief Executive Officer

Date: February 4,2005

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